UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

ODYSIGHT.AI INC.

(Exact name of registrant as specified in its charter)

Nevada	001-42497	47-4257143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver RD, Sasson Hugi Tower Ramat Gan, Israel	5250606
(Address of principal executive offices)	(Zip Code)

+972 73 370-4690

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ODYS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Equity Securities.

On March 17, 2023, Odysight.ai, Inc (formerly known as ScoutCam Inc.) (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”) announcing that on March 16, 2023, the Company entered into and consummated Stock Purchase Agreements for a private placement with Moshe Arkin through his individual retirement account, The Phoenix Insurance Company Ltd. and Shotfut Menayot Israel – Phoenix Amitim (collectively, the “Investors”), in connection with the sale and issuance of an aggregate of 3,294,117 units (the “Units”). Each Unit consisted of: (i) one share of the Company’s common stock and (ii) one warrant to purchase one share of common stock with an exercise price of $5.50 (the “Warrants”).

On March 25, 2026, the Investors exercised Warrants to purchase an aggregate of 3,294,117 shares of common stock on a cashless basis. As a result of the cashless exercises, the Company issued an aggregate of 407,497 shares of common stock to the Investors.

The information under Item 1.01 of the Prior 8-K regarding the unregistered shares of common stock, Warrants and shares of common stock underlying the Warrants described therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODYSIGHT.AI INC.

Date: March 27, 2026	By:	/s/ Einav Brenner
	Name:	Einav Brenner
	Title:	Chief Financial Officer